UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 19, 2010

THE PANTRY, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-25813	56-1574463
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

305 Gregson Drive Cary, North Carolina	27511
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (919) 774-6700

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 19, 2010, the Compensation and Organization Committee (the “Committee”) of the Board of Directors of The Pantry, Inc. (the “Company”) amended the Company’s Annual Incentive Program (“AIP”) under the Company’s 2007 Omnibus Plan (the “Omnibus Plan”).  The AIP provides for performance-based cash awards to certain of the Company’s employees, including its executive officers.  The Committee also approved a new form of award agreement under the Omnibus Plan for awarding restricted stock subject to performance-based vesting to employees (the “Form of Performance-Based Restricted Stock Award”).

Annual Incentive Program

 The Company amended the AIP, effective beginning with awards related to performance in fiscal year 2011, to establish Merchandise Gross Profit Ratio (merchandise gross profit divided by operating store general and administrative expenses without operating rent) and Fuel Gross Profit Dollars (gasoline sales minus the cost of gasoline sales) as the performance measures for awards under the AIP.  Further, awards under the AIP will be conditioned upon achievement of a minimum EBITDA threshold established by the Committee.  The target award opportunity for the Company’s Chief Executive Officer will be 100% of his or her annual base salary, and the target award opportunity for the Company’s other executive officers will be 60% of his or her annual base salary.  The AIP is designed to be an “evergreen” annual incentive program for future years.

Form of Restricted Stock Award Agreement for Multi-Year Performance Period

Restricted stock granted pursuant to the Form of Performance-Based Restricted Stock Award will have restrictions that lapse on each of the first, second and third anniversaries of the initial grant of the award, subject to the achievement of annual performance goals for each of the first two installments and the achievement of cumulative three-year performance goals for the third installment.  The restrictions will lapse (a) with respect to each of the first and second anniversary of the initial grant of the award, on up to one-third (1/3) of the shares of restricted stock and (b) with respect to the third anniversary of the initial grant of the award, on up to the number of shares that is equal to the maximum award opportunity for the three-year period (which is expressed as a percentage of the target award level) less the sum of the shares that vested as part of the first and second installments.   In addition to the achievement of performance goals, the vesting of the shares of restricted stock is subject to continued employment with the Company.

Any restrictions remaining on the restricted stock will immediately lapse in the event that the employee is terminated by reason of death or disability, and the employee will receive shares of restricted stock, at the target level.  Additionally, if the employee’s termination is a result of retirement after attaining age fifty-five with at least ten years of completed service with the Company, any restrictions on the restricted stock will lapse for the installment for the performance period in which retirement occurs, capped at the target level, on the date the Committee determines the Company has met its performance goals for such installment.  With regard to the restricted stock, the employee will have all rights of a stockholder, including dividend and voting rights.

The above summaries are qualified in their entirety by reference to the Company’s Annual Incentive Program, as amended, and the Form of Award Agreement (Awarding Performance-Based Restricted Stock to Employee for Multi-Year Performance Period), which are attached hereto as Exhibits 10.1 and 10.2, respectively, and are incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d)           Exhibits

Exhibit No.	Description

10.1	The Pantry, Inc. Annual Incentive Program, as amended, under The Pantry, Inc. 2007 Omnibus Plan
10.2	Form of Award Agreement (Awarding Performance-Based Restricted Stock to Employee for Multi-Year Performance Period)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE PANTRY, INC.

	By:	/s/ Mark R. Bierley
Mark R. Bierley Senior Vice President and Chief Financial Officer

Date: November 24, 2010

EXHIBIT INDEX

Exhibit No.	Description

10.1	The Pantry, Inc. Annual Incentive Program, as amended, under The Pantry, Inc. 2007 Omnibus Plan
10.2	Form of Award Agreement (Awarding Performance-Based Restricted Stock to Employee for Multi-Year Performance Period)